                                                                  Exhibit (4)(i)




- --------------------------------------------------------------------------------


                 ----------------------------------------------
                               DEPOSIT AGREEMENT
                 ----------------------------------------------

                    Dated as of _____________________, 199__


                                     among


                                    KEYCORP

                                      and

________________________________________________________, as Depositary


                                      and

                        THE HOLDERS FROM TIME TO TIME OF
                    THE DEPOSITARY RECEIPTS DESCRIBED HEREIN


- --------------------------------------------------------------------------------

                         TABLE OF CONTENTS
                                                             Page

Parties.......................................................  1
Recitals......................................................  1

                             ARTICLE I

                            DEFINITIONS

     SECTION 1.01.  "Agent"...................................  1
     SECTION 1.02.  "Articles of Incorporation"...............  1
     SECTION 1.03.  "Capital Securities"......................  1
     SECTION 1.04.  "Certificate of Amendment"................  1
     SECTION 1.05.  "Common Shares"...........................  2
     SECTION 1.06.  "Company".................................  2
     SECTION 1.07.  "Corporate Office"........................  2
     SECTION 1.08.  "Deposit Agreement".......................  2
     SECTION 1.09.  "Depositary"..............................  2
     SECTION 1.10.  "Depositary Share"........................  2
     SECTION 1.11.  "Holder"..................................  2
     SECTION 1.12.  "Preferred Stock".........................  2
     SECTION 1.13.  "Receipt".................................  2
     SECTION 1.14.  "Registrar"...............................  3
     SECTION 1.15.  "Securities Act"..........................  3

                            ARTICLE II

          FORM OF RECEIPTS, DEPOSIT OF PREFERRED STOCK,
           EXECUTION AND DELIVERY, TRANSFER, SURRENDER,
               REDEMPTION, AND EXCHANGE OF RECEIPTS

     SECTION 2.01.  Form and Transferability of Receipts......  3
     SECTION 2.02.  Deposit of Preferred Stock; Execution and
                     Delivery of Receipts in Respect Thereof..  4
     SECTION 2.03.  Redemption of Preferred Stock at the
                     Option of the Company....................  5
     SECTION 2.04.  Conversion of Preferred Stock at the
                     Option of the Company....................  7
     SECTION 2.05.  Registration of Transfer of Receipts......  9
     SECTION 2.06.   Combinations and Split-ups of Receipts... 10
     SECTION 2.07.  Surrender of Receipts and Withdrawal of
                     Preferred Stock ......................... 10
     SECTION 2.08.  Limitations on Execution and Delivery,
                     Transfer, Split-up, Combination,
                     Surrender, and Exchange of Receipts...... 11
     SECTION 2.09.  Lost Receipts, etc........................ 12
     SECTION 2.10.  Cancellation and Destruction of
                     Surrendered Receipts..................... 12

                               TABLE OF CONTENTS
                                  (continued)

                                                              Page
     SECTION 2.11.  Conversion of Preferred Stock at the
                     Option of the Holder...................... 12
     SECTION 2.12.  Redemption of Preferred Stock at the
                     Option of the Holder...................... 15


                                  ARTICLE III

          CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS AND THE COMPANY

     SECTION 3.01.  Filing Proofs, Certificates, and Other
                     Information............................... 17
     SECTION 3.02.  Payment of Fees and Expenses............... 18
     SECTION 3.03.  Representations and Warranties as to
                     Preferred Stock and Depositary Shares..... 18
     SECTION 3.04.  Covenants and Representation and Warranty
                     as to Common Shares and Other Capital
                     Securities................................ 18
     SECTION 3.05.  Representation and Warranty as to Debt
                     Securities................................ 19

                                  ARTICLE IV

                         THE PREFERRED STOCK; NOTICES

     SECTION 4.01.  Cash Distributions........................  19
     SECTION 4.02.  Distributions Other than Cash.............  20
     SECTION 4.03.  Subscription Rights, Preferences, or
                     Privileges................................ 20
     SECTION 4.04.  Notice of Dividends; Fixing of Record Date
                     for Holders of Receipts................... 21
     SECTION 4.05.  Voting Rights.............................. 21
     SECTION 4.06.  Changes Affecting Preferred Stock and
                     Reclassifications, Recapitalizations, etc. 22
     SECTION 4.07.  Inspection of Reports...................... 23
     SECTION 4.08.  Lists of Receipt Holders................... 23
     SECTION 4.09.  Tax and Regulatory Compliance.............. 23
     SECTION 4.10.  Withholding................................ 23

                                   ARTICLE V

                        THE DEPOSITARY AND THE COMPANY

     SECTION 5.01.  Maintenance of Offices, Agencies and
                     Transfer Books by the Depositary and the
                     Registrar................................. 23

                               TABLE OF CONTENTS
                                  (continued)

                                                             Page

     SECTION 5.02.  Prevention of or Delay in Performance by
                     the Depositary, Any Agent, the Registrar,
                     or the Company........................... 24
     SECTION 5.03.  Obligations of the Depositary, Any Agent,
                     the Registrar, and the Company........... 24
     SECTION 5.04.  Resignation and Removal of the Depositary;
                     Appointment of Successor Depositary...... 26
     SECTION 5.05.  Corporate Notices and Reports............. 26
     SECTION 5.06.  Indemnification by the Company............ 27
     SECTION 5.07.  Taxes, Charges, Fees, and Expenses........ 27

                                  ARTICLE VI

                           AMENDMENT AND TERMINATION

     SECTION 6.01.  Amendment................................. 28
     SECTION 6.02.  Termination............................... 28

                                  ARTICLE VII

                                 MISCELLANEOUS

     SECTION 7.01.  Counterparts.............................. 30
     SECTION 7.02.  Exclusive Benefits of Parties............. 30
     SECTION 7.03.  Invalidity of Provisions.................. 30
     SECTION 7.04.  Notices................................... 30
     SECTION 7.05.  Holders of Receipts Are Parties........... 31
     SECTION 7.06.  Governing Law............................. 31
     SECTION 7.07.  Inspection of Deposit Agreement and
                     Certificate of Amendment................. 31
     SECTION 7.08.  Headings.................................. 31

     TESTIMONIUM.............................................. 32

     SIGNATURES............................................... 32

     EXHIBIT A      FORM OF DEPOSITARY RECEIPT

                               DEPOSIT AGREEMENT


          DEPOSIT AGREEMENT, dated as of ________, 199__, among KeyCorp, an Ohio corporation, ___________________________, as Depositary (as defined below), and all Holders (as defined below) from time to time of the Receipts (as defined below) issued hereunder.

                                  WITNESSETH:

          WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit by the Company of shares of the Company's Preferred Stock (as defined below) with the Depositary for the purposes set forth in this Deposit Agreement and for the issuance hereunder of the Receipts evidencing Depositary Shares (as defined below) representing an interest in the Preferred Stock deposited; and

          WHEREAS, the Receipts are to be substantially in the form of Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications, and omissions, as hereinafter provided in this Deposit Agreement;

          NOW, THEREFORE, in consideration of the premises contained herein, it is agreed by and among the parties hereto as follows:


                                   ARTICLE I

                                  DEFINITIONS

          The following definitions shall apply, for all purposes unless otherwise indicated or the context otherwise requires, to the respective terms (in the singular and plural forms of such terms) used in this Deposit Agreement and the Receipts:

          SECTION 1.01.  "Agent" shall mean any agent of the Depositary
                          -----
appointed by the Depositary from time to time to act in any respect for the Depositary for purposes of this Deposit Agreement and the appointment of which may be modified or terminated by the Depositary. The Depositary will notify the Company of any such action.

          SECTION 1.02.  "Articles of Incorporation" shall mean the Amended and
                          -------------------------
Restated Articles of Incorporation, as further amended and/or restated from time to time, of the Company.

          SECTION 1.03.  "Capital Securities" shall mean Capital Securities of
                          ------------------
the Company, which may consist of Common Shares, perpetual Preferred Stock, or other equity securities acceptable to the Company's primary federal banking regulator.

          SECTION 1.04.  "Certificate of Amendment" shall mean the Certificate
                          ------------------------
of Amendment of the Articles of Incorporation of the Company filed with the Secretary of State of the State of Ohio establishing the Preferred Stock as a class or series of the Company's preferred stock.

          SECTION 1.05.  "Common Shares" shall mean the Company's Common Shares,
                          -------------
with a par value of $1 each.

          SECTION 1.06.  "Company" shall mean KeyCorp, an Ohio corporation, and
                          -------
its successors.

          SECTION 1.07.  "Corporate Office" shall mean the corporate office of
                          ----------------
the Depositary in the Borough of Manhattan, The City of New York, at which at any particular time its business in respect of matters governed by this Deposit Agreement shall be administered, which at the date of this Deposit Agreement is located at __________.

          SECTION 1.08.  "Deposit Agreement" shall mean this agreement, as the
                          -----------------
same may be amended, modified, or supplemented from time to time.

          SECTION 1.09.  "Depositary" shall mean _________, a company having its
                          ----------
principal office in the United States and having a combined capital and surplus of at least $50,000,000, and any successor as depositary hereunder.

          SECTION 1.10.  "Depositary Share" shall mean an interest in one    of
                          ----------------
a share of Preferred Stock deposited by the Company with the Depositary hereunder and the same proportionate interest in any and all other property received by the Depositary in respect of such share of Preferred Stock and held under this Deposit Agreement, all as evidenced by the Receipts issued hereunder. Subject to the terms of this Deposit Agreement, each owner of a Depositary Share is entitled, proportionately, to all the rights, preferences and privileges of the Preferred Stock represented by such Depositary Share, including any and all dividend, voting, redemption, conversion, and liquidation rights provided for in the Certificate of Amendment.

          SECTION 1.11.  "Holder", as applied to a Receipt, shall mean the
                          ------
person in whose name an outstanding Receipt is registered on the books maintained by the Depositary for such purpose, and such person's successors.

          SECTION 1.12.  "Preferred Stock" shall mean shares of the Company's
                          ---------------
___ Preferred Stock, [Series] ___, as specified in the Certificate of Amendment, with a par value of $1 each.

          SECTION 1.13.  "Receipt" shall mean a depositary receipt issued
                          -------
hereunder to evidence one or more Depositary Shares, whether in definitive or temporary form, substantially in the form set forth as Exhibit A hereto.

          SECTION 1.14.  "Registrar" shall mean any bank or trust company
                          ---------
appointed to register ownership and transfers of Receipts as herein provided.

          SECTION 1.15.  "Securities Act" shall mean the Securities Act of 1933,
                          --------------
as amended.


                                   ARTICLE II

                 FORM OF RECEIPTS, DEPOSIT OF PREFERRED STOCK,
                  EXECUTION AND DELIVERY, TRANSFER, SURRENDER,
                      REDEMPTION, AND EXCHANGE OF RECEIPTS

          SECTION 2.01.  Form and Transferability of Receipts.  Definitive
                         ------------------------------------
Receipts shall be engraved, printed, or lithographed, with steel-engraved borders and underlying tint, and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. Pending the preparation of definitive Receipts, the Depositary, upon the written order of the Company or any Holder of Preferred Stock, as the case may be, delivered in compliance with
Section 2.02, shall execute and deliver temporary Receipts, which may be printed, lithographed, typewritten, reproduced, or otherwise, substantially of the tenor of the definitive Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions, and other variations as the persons executing such Receipts may determine, as evidenced by their execution of such Receipts. If temporary Receipts are issued, the Company and the Depositary will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at the Corporate Office or such other office or offices, if any, as the Depositary may designate, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary shall execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts. Such exchange shall be made at the Company's expense and without any charge to the Holder therefor. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Agreement, and with respect to the Preferred Stock deposited hereunder, as definitive Receipts.

          Receipts shall be executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however, that such
                                                  --------  -------
signature may be a facsimile if a Registrar (other than the Depositary) shall have countersigned the Receipts by manual signature of a duly authorized signatory of the Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed as provided in the preceding sentence. The Depositary shall record on its books maintained for such purpose each Receipt executed as provided above and delivered as hereinafter provided.

          Except as the Depositary may otherwise determine, Receipts shall be in denominations of any number of whole Depositary Shares. All Receipts shall be dated the date of their issuance.

          Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Preferred Stock, the Depositary Shares, or the Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject.

          Title to any Receipt (and to the Depositary Shares evidenced by such Receipt) that is properly endorsed or accompanied by a properly executed instrument of transfer or endorsement shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that
                                                       --------  -------
until transfer of a Receipt shall be registered on the books of the Depositary as provided in Section 2.05, the Depositary may, notwithstanding any notice to the contrary, treat the Holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to receive dividends and other distributions and notices provided for in this Deposit Agreement and for all other purposes.

          SECTION 2.02.  Deposit of Preferred Stock; Execution and Delivery of
                         -----------------------------------------------------
Receipts in Respect Thereof.  Subject to the terms and conditions of this
- ---------------------------
Deposit Agreement, the Company may from time to time deposit Preferred Stock under this Deposit Agreement by delivery to the Depositary of a certificate or certificates for the Preferred Stock to be deposited, properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with
(i) all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement and (ii) a written order of the Company directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the number of Depositary Shares representing such deposited Preferred Stock.

          Upon receipt by the Depositary of a certificate or certificates for Preferred Stock to be deposited hereunder, together with the other documents specified above, the Depositary shall, as soon as transfer and registration can be accomplished, present such certificate or certificates to the registrar and transfer agent of the Preferred Stock for transfer and registration in the name of the Depositary or its nominee of the Preferred Stock being deposited. Deposited Preferred Stock shall be held by the Depositary in an account to be established by the Depositary at the Corporate Office or at such other office as the Depositary shall determine.

          Upon receipt by the Depositary of a certificate or certificates for Preferred Stock to be deposited hereunder, together with the other documents specified above, and upon registration of the Preferred Stock on the books of the Company in the name of the Depositary or its nominee, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver to or upon the order of the person or persons named in the written order delivered to the Depositary referred to in the first paragraph of this Section 2.02, a Receipt or Receipts for the number of whole Depositary Shares representing the Preferred Stock so deposited, registered in such name or names as may be requested by such person or persons. The Depositary shall execute and deliver such Receipt or Receipts at the Corporate Office (or at such other office, if any, as the Depositary shall determine), except that, at the request, risk, and expense of any person requesting such delivery, such delivery may be made at such other place as may be designated by such person. In each case, execution and delivery will be made only upon payment by the Company to the Depositary of all taxes and other governmental charges and any fees payable in connection with such deposit and the transfer of the deposited Preferred Stock.

          Other than in the case of splits, combinations, or other reclassifications affecting the Preferred Stock, or in the case of dividends or other distributions of Preferred Stock, if any, there shall be deposited hereunder not more than the number of shares constituting the Preferred Stock as set forth in the Certificate of Amendment, as it may be amended.

          The Company shall deliver to the Depositary from time to time such quantities of Receipts as the Depositary may request to enable the Depositary to perform its obligations under this Deposit Agreement.

          SECTION 2.03.  Redemption of Preferred Stock at the Option of the
                         --------------------------------------------------
Company.  If the Certificate of Amendment provides for redemption of the
- -------
Preferred Stock at the option of the Company, the Company (unless otherwise agreed in writing with the Depositary), whenever it elects to redeem shares of Preferred Stock, shall give the Depositary not less than 45 nor more than 90 days' prior written notice of the date of such proposed redemption and of the number of shares of Preferred Stock held by the Depositary to be redeemed and the applicable redemption price, as set forth in the Certificate of Amendment, including the amount, if any, of accrued and unpaid dividends to the date of such redemption provided for therein, which notice shall be accompanied by a certificate from the Company stating that such redemption of Preferred Stock is in accordance with the provisions of the Certificate of Amendment. On the date of such redemption, provided that the Company shall have paid such redemption price, plus, to the extent provided in the Certificate of Amendment, any accrued and unpaid dividends on the Preferred Stock to be redeemed, in full to the Depositary on or prior to the date of such redemption, the Depositary shall redeem (using the proceeds of such redemption) the number of Depositary Shares representing such Preferred Stock so redeemed by the Company. The Depositary shall mail, first-class postage prepaid, notice of the redemption of Preferred Stock and the proposed simultaneous redemption of the Depositary Shares representing the Preferred Stock to be redeemed, not less than 30 nor more than 60 days prior to the date fixed for redemption of such Preferred Stock and Depositary Shares (the "Redemption
                                                                   ----------
Date"), to the Holders on the record date fixed for such redemption, pursuant to
- ----
Section 4.04 hereof, of the Receipts evidencing the Depositary Shares to be so redeemed, at the addresses of such Holders as the same appear on the records of the Depositary; but neither failure to mail any such notice to one or more such Holders nor any defect in any notice shall affect the sufficiency of the redemption as to other Holders. The Company shall provide the Depositary with such notice, and each such notice shall state: (i) the record date for the purposes of such redemption; (ii) the Redemption Date; (iii) the number of Depositary Shares to be redeemed; (iv) if fewer than all the Depositary Shares held by any Holder are to be redeemed, the number of such Depositary Shares held by such Holder to be so redeemed; (v) the redemption price per share of Preferred Stock; (vi) the place or places where Receipts evidencing Depositary Shares to be redeemed are to be surrendered for payment of the redemption price;
(vii) in the event that the Depositary Shares evidence Preferred Stock redeemable or convertible into Common Shares or any other class or series of Capital Securities at the option of the holder of such Preferred Stock, unless otherwise specified in the Certificate of Amendment, that all such redemption or conversion rights in respect of such Preferred Stock will terminate at the close of business on such Redemption Date; and (viii) that, from and after the Redemption Date, unless otherwise specified in the Certificate of Amendment, dividends in respect of the Preferred Stock represented by the Depositary Shares to be redeemed will cease to accrue and all other rights with respect to such Depositary Shares (except the right to receive the redemption price, plus, to the extent provided in the Certificate of Amendment, any accrued and unpaid dividends on the Preferred Stock to be redeemed) will, to the extent of such Depositary Shares, cease and terminate. If fewer than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be redeemed shall be selected by the Depositary by lot or pro rata (subject to rounding to avoid fractions of the Depositary Shares) or in any other equitable manner, in each case as may be determined by the Company.

          Notice having been mailed by the Depositary as aforesaid, from and after the Redemption Date (unless the Company shall have failed to redeem the shares of Preferred Stock to be redeemed by it as set forth in the Company's notice mailed by the Depositary in accordance with the preceding paragraph), unless otherwise specified in the Certificate of Amendment, (i) all dividends in respect of the shares of Preferred Stock called for redemption shall cease to accrue; (ii) in the event that the Depositary Shares evidence Preferred Stock redeemable or convertible into Common Shares or any other class or series of Capital Securities at the option of the holder of such Preferred Stock, such redemption or conversion rights in respect of such Preferred Stock shall terminate at the close of business on such Redemption Date; (iii) the Depositary Shares called for redemption shall be deemed no longer to be outstanding; and
(iv) all other rights of the Holders of Receipts evidencing such Depositary Shares (except the right to receive the redemption price, plus, to the extent provided in the Certificate of Amendment, any accrued and unpaid dividends on the Preferred Stock to be redeemed) shall, to the extent of such Depositary Shares, cease and terminate. Upon surrender in accordance with said notice of the Receipts evidencing such

Depositary Shares (properly endorsed or assigned for transfer, if the Company or the Depositary shall so require and the notice shall so state), such Depositary Shares shall be redeemed at a redemption price per Depositary Share equal to [specify fraction] of the redemption price per share paid in respect of the shares of deposited Preferred Stock so redeemed pursuant to the Certificate of Amendment plus any other money and other property, if any, represented by each such Depositary Share, including all amounts paid by the Company in respect of dividends which on the Redemption Date have accumulated or accrued on the shares of Preferred Stock to be so redeemed and have not theretofore been paid. The foregoing shall be further subject to the terms and conditions of the Certificate of Amendment.

          If fewer than all of the Depositary Shares evidenced by a Receipt of a Holder are called for redemption, the Depositary will deliver to such Holder of such Receipt upon its surrender to the Depositary, together with payment of the redemption price for the Depositary Shares called for redemption, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption.

          The Depositary shall not be required (a) to issue, transfer, or exchange any Receipts for a period beginning at the opening of business 15 days next preceding any selection of Depositary Shares and Preferred Stock to be redeemed and ending at the close of business on the day of the mailing of notice of redemption of Depositary Shares or (b) to transfer or exchange for another Receipt any Receipt evidencing Depositary Shares called or being called for redemption in whole or in part, except as provided in the preceding paragraph of this Section 2.03.

          SECTION 2.04.  Conversion of Preferred Stock at the Option of the
                         --------------------------------------------------
Company.  If the Certificate of Amendment provides for conversion of the
- -------
Preferred Stock at the option of the Company, the Company (unless otherwise agreed in writing with the Depositary), whenever it elects to convert shares of Preferred Stock, shall give the Depositary not less than 45 nor more than 90 days' prior written notice of the date of such proposed conversion and of the number of shares of Preferred Stock held by the Depositary to be converted and the applicable conversion rate then in effect, as such conversion rate may be adjusted from time to time as provided in the Certificate of Amendment (including the amount, if any, of accrued and unpaid dividends to the date of such conversion provided for therein, to the extent provided in the Certificate of Amendment), which notice shall be accompanied by a certificate from the Company stating that such conversion of Preferred Stock is in accordance with the provisions of the Certificate of Amendment. On the date of such conversion, provided that the Company shall have issued and deposited with the Depositary the Capital Securities or other debt securities into which the Preferred Stock is to be converted (and paid in full to the Depositary any accrued and unpaid dividends on the Preferred Stock to be converted, to the extent provided in the Certificate of Amendment) on or prior to the date of such conversion, the Depositary shall convert the Depositary Shares representing the Preferred Stock into the Capital Securities or other debt securities issued in such conversion. The Depositary shall mail, first-class postage prepaid, notice of the conversion of Preferred Stock and the proposed simultaneous conversion of the Depositary Shares representing the Preferred Stock to be converted, not less than 30 nor more than 60 days prior to the date fixed for conversion of such Preferred Stock and Depositary Shares (the "Conversion Date"), to the Holders on
                                            ---------------
the record date fixed for such conversion, pursuant to Section 4.04 hereof, of the Receipts evidencing the Depositary Shares to be so converted, at the addresses of such Holders as the same appear on the records of the Depositary; but neither failure to mail any such notice to one or more such Holders nor any defect in any notice shall affect the sufficiency of the conversion as to other Holders. The Company shall provide the Depositary with such notice, and each such notice shall state: (i) the record date for the purposes of such conversion; (ii) the Conversion Date; (iii) the securities into which the Preferred Stock is to be converted; (iv) the number of Depositary Shares to be converted; (v) if fewer than all the Depositary Shares held by any Holder are to be converted, the number of such Depositary Shares held by such Holder to be so converted; (vi) the place or places where Receipts evidencing Depositary Shares to be converted are to be surrendered for conversion; (vii) in the event that the Depositary Shares evidence Preferred Stock redeemable or convertible into Common Shares or any other class or series of Capital Securities at the option of the holder of the Preferred Stock, unless otherwise specified in the Certificate of Amendment, that all such redemption or conversion rights in respect of such Preferred Stock will terminate at the close of business on such Conversion Date; and (viii) that, from and after the Conversion Date, unless otherwise specified in the Certificate of Amendment, dividends in respect of the Preferred Stock represented by the Depositary Shares to be converted will cease to accrue and all other rights with respect to such Depositary Shares (except the right to receive the Capital Securities or other debt securities delivered upon conversion of the Depositary Shares and, to the extent provided in the Certificate of Amendment, any accrued and unpaid dividends on the Preferred Stock represented by such Depositary Shares) will, to the extent of such Depositary Shares, cease and terminate. If fewer than all the outstanding Depositary Shares are to be converted, the Depositary Shares to be converted shall be selected by the Depositary by lot or pro rata (subject to rounding to avoid fractions of the Depositary Shares) or in any other equitable manner, in each case as may be determined by the Company.

          Notice having been mailed by the Depositary as aforesaid, from and after the Conversion Date (unless default shall be made by the Company in issuing and depositing with the Depositary the Capital Securities or other debt securities to be issued upon conversion of, or in making payment of all accrued and unpaid dividends on, the outstanding shares of Preferred Stock subject to conversion on the Conversion Date), unless otherwise specified in the Certificate of Amendment, (i) all dividends in respect of the shares of Preferred Stock called for conversion shall cease to accrue; (ii) in the event that the Depositary Shares evidence Preferred Stock redeemable or convertible into Common Shares or any other class or series of Capital Securities at the option of the holder of the Preferred Stock, such redemption or conversion rights in respect of such Preferred Stock shall terminate at the close of business on such Conversion Date; (iii) the Depositary Shares called for conversion shall be deemed no longer to be outstanding; and (iv) all other rights of the Holders of Receipts evidencing such Depositary Shares (except the right to receive the

Capital Securities or other debt securities delivered upon conversion of the Depositary Shares and, to the extent provided in the Certificate of Amendment, any accrued and unpaid dividends on the Preferred Stock represented by such Depositary Shares) shall, to the extent of such Depositary Shares, cease and terminate. Upon surrender in accordance with said notice of the Receipts evidencing such Depositary Shares (properly endorsed or assigned for transfer, if the Company or the Depositary shall so require and the notice shall so state), such Depositary Shares shall be accepted in conversion for such Capital Securities or other debt securities at a conversion rate per Depositary Share equal to [specify fraction] of the conversion rate per share then in effect in respect of the shares of deposited Preferred Stock so converted, as such conversion rate may be adjusted from time to time as provided in the Certificate of Amendment, plus any other money and other property, if any, represented by each such Depositary Share, including all amounts paid by the Company in respect of dividends which on the Conversion Date have accumulated or accrued on the shares of Preferred Stock to be so converted and have not theretofore been paid. The foregoing shall be further subject to the terms and conditions of the Certificate of Amendment.

          If fewer than all of the Depositary Shares evidenced by a Receipt of a Holder are to be converted, the Depositary will deliver to such Holder of such Receipt upon its surrender to the Depositary, together with the Capital Securities or other debt securities and any other money and other property delivered upon conversion of the Depositary Shares so converted, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for conversion.

          The Depositary shall not be required (a) to issue, transfer, or exchange any Receipts for a period beginning at the opening of business 15 days next preceding any selection of Depositary Shares and Preferred Stock to be converted and ending at the close of business on the day of the mailing of notice of conversion of Depositary Shares or (b) to transfer or exchange for another Receipt any Receipt evidencing Depositary Shares called or being called for conversion in whole or in part, except as provided in the preceding paragraph of this Section 2.04.

          No fractional shares of Capital Securities shall be issuable upon conversion of Preferred Stock underlying the Depositary Shares. If, except for the provisions of this Section 2.04 and the Certificate of Amendment, any Holder of Receipts surrendered to the Depositary for conversion of the underlying Preferred Stock would be entitled to a fractional share of such Capital Securities upon such conversion, the Company shall cause to be delivered to such Holder an amount in cash for such fractional share determined in accordance with the Certificate of Amendment.

          SECTION 2.05.  Registration of Transfer of Receipts.  Subject to the
                         ------------------------------------
terms and conditions of this Deposit Agreement, the Depositary shall from time to time register on its books maintained for such purpose transfers of Receipts upon any surrender thereof by the Holder in person or by a duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, together with evidence of the payment of any transfer taxes and other governmental charges as may be required by law. Upon such surrender, the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.

          SECTION 2.06.  Combinations and Split-ups of Receipts.  Upon surrender
                         --------------------------------------
by a Holder of a Receipt or Receipts at the Corporate Office or such other office as the Depositary may designate for the purpose of effecting a split-up or combination of such Receipt or Receipts, and subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts in the authorized denomination or denominations requested evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered; provided, however, that the Depositary
                                     --------  -------
shall not issue any Receipt evidencing a fractional Depositary Share.

          SECTION 2.07.  Surrender of Receipts and Withdrawal of Preferred
                         -------------------------------------------------
Stock. Any Holder of a Receipt or Receipts may withdraw any or all of the number of whole shares of the Preferred Stock represented by the Depositary Shares evidenced by such Receipts and all money and other property, if any, represented by such Depositary Shares by surrendering such Receipt or Receipts at the Corporate Office or at such other office as the Depositary may designate for such withdrawals; provided, however, that a Holder may not withdraw
                      --------  -------
Preferred Stock (or money and other property, if any, represented thereby) which has previously been called by the Company for redemption or conversion. Thereafter, without unreasonable delay, the Depositary shall deliver to such Holder, or to the person or persons designated by such Holder as hereinafter provided, the number of whole shares of Preferred Stock and all such money and other property, if any, represented by the Depositary Shares evidenced by the Receipt or Receipts so surrendered for purposes of withdrawal, but holders of such whole shares of Preferred Stock will not thereafter be entitled to deposit such Preferred Stock hereunder or to receive Depositary Shares therefor. If the Receipt or Receipts delivered by the Holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of whole Depositary Shares representing the number of whole shares of deposited Preferred Stock to be withdrawn, the Depositary shall at the same time, in addition to such number of whole shares of deposited Preferred Stock and such money and other property, if any, to be withdrawn, deliver to such Holder, or (subject to Sections 2.05 and 2.06) upon his or her order, a new Receipt or Receipts evidencing such excess number of whole Depositary Shares.
In no event will fractional shares of Preferred Stock or Receipts evidencing fractional Depositary Shares be distributed or issued by the Depositary. Delivery of the Preferred Stock and such money and other property being withdrawn may be made by the delivery of such certificates, documents of title, and other instruments as the Depositary may deem appropriate, which, if required by the Depositary, shall be properly endorsed or accompanied by proper instruments of transfer.

          If the Preferred Stock and the money and other property being withdrawn are to be delivered to a person or persons other than the Holder of the Receipt or Receipts being surrendered for withdrawal of Preferred Stock, such Holder shall execute and deliver to the

Depositary a written order so directing the Depositary, and the Depositary may require that the Receipt or Receipts surrendered by such Holder for withdrawal of such shares of Preferred Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer or endorsement in blank; provided,
                                                                       --------
however, that the Holder of such Receipt shall pay the amount of any tax or
- -------
other governmental charge due (only if such tax would not be payable if the Preferred Stock were to be delivered to the Holder) but otherwise the Company shall pay any such tax or other governmental charge due.

          The Depositary shall deliver the Preferred Stock and the money and other property, if any, represented by the Depositary Shares evidenced by Receipts surrendered for withdrawal at the Corporate Office, except that, at the request, risk, and expense of the Holder surrendering such Receipt or Receipts and for the account of the Holder thereof, such delivery may be made at such other place as may be designated by such Holder.

          SECTION 2.08.  Limitations on Execution and Delivery, Transfer, Split-
                         ------------------------------------------------------
up, Combination, Surrender, and Exchange of Receipts.  As a condition precedent
- ----------------------------------------------------
to the execution and delivery, transfer, split-up, combination, surrender for purposes of withdrawal, or exchange of any Receipt at the request of a Holder or, in the event that the Depositary Shares evidence Preferred Stock convertible at the option of the holder thereof into Common Shares or other Capital Securities of the Company, to the exercise by any Holder of any such conversion right referred to in Section 2.11, the Depositary, any Agent or the Company may require any or all of the following: (i) payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement) of any tax or other governmental charge with respect thereto (including any such tax or charge with respect to the Preferred Stock being deposited or withdrawn, provided, however, that, in the event that
                                    --------  -------
the Depositary Shares evidence Preferred Stock convertible into Common Shares or other Capital Securities of the Company, the Company shall pay any documentary, stamp, or similar issue or transfer tax or other governmental charge due on the issuance of Common Shares or other Capital Securities upon such conversion; and

provided further that the Holder of such Receipt shall pay the amount of any tax
- -------- -------
or other governmental charge due if such Common Shares or such other Capital Securities are to be issued in a name other than that of such Holder (only if such tax would not be payable if the Preferred were to be delivered to the Holder) but otherwise the Company shall pay any such tax or other governmental charge due); (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature (or the authority of any signature); and (iii) compliance with such regulations, if any, as the Depositary or the Company may establish consistent with the provisions of this Deposit Agreement.

          The deposit of Preferred Stock may be refused, the delivery of Receipts against Preferred Stock may be suspended, the transfer of Receipts may be refused, the transfer, split-up, combination, surrender or exchange of outstanding Receipts may be suspended and, in the event that the Depositary Shares evidence Preferred Stock redeemable or convertible into Common Shares or other Capital Securities of the Company at the option of the holder of the Preferred Stock, the exercise of any such redemption or conversion right referred to in Section 2.12 or Section 2.11, as the case may be, may be suspended (i) during any period when the register of holders of the Preferred Stock is closed or (ii) if any such action is deemed necessary or advisable by the Depositary, any Agent, or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any shares of Preferred Stock that are not, but are required to be, registered under the Securities Act and the Company shall deliver to the Depositary written notice that, at the time of deposit, a registration statement under the Securities Act is in effect as to such shares of Preferred Stock.

          SECTION 2.09.  Lost Receipts, etc.  In case any Receipt shall be
                         ------------------
mutilated or destroyed or lost or stolen, the Depositary in its discretion may execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt or in lieu of and in substitution for such destroyed, lost, or stolen Receipt, provided that the Holder thereof
                                         --------
provides the Depositary with (i) evidence satisfactory to the Depositary of such destruction, loss, or theft of such Receipt, of the authenticity and of his ownership thereof and (ii) reasonable indemnification satisfactory to the Depositary and the Company.

          SECTION 2.10.  Cancellation and Destruction of Surrendered Receipts.
                         ----------------------------------------------------
All Receipts surrendered to the Depositary or any Agent shall be cancelled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized to destroy such cancelled Receipts.

          SECTION 2.11.  Conversion of Preferred Stock at the Option of the
                         --------------------------------------------------
Holder.  It is understood and agreed that the Depositary Shares are not
- ------
convertible at the option of the Holder into Common Shares or any other securities or property of the Company. Nevertheless, as a matter of convenience, in the event that the Depositary Shares evidence Preferred Stock convertible at the option of the holder thereof into Common Shares or other Capital Securities of the Company, the Company hereby agrees to cause the Depositary to accept (or to cause its Agent to accept), and the Depositary hereby agrees to accept (or to cause its Agent to accept), the delivery of Receipts for the purpose of effecting conversions of the Preferred Stock utilizing the same procedures as those provided for delivery of Preferred Stock certificates to effect such conversions in accordance with the terms and conditions of the Certificate of Amendment; provided, however, that only whole
                                            --------  -------
Depositary Shares may be so submitted for conversion.

          Receipts may be surrendered with written instructions to the Depositary to instruct the Company to cause, on the applicable conversion date, the conversion of any specified number of whole or fractional shares of Preferred Stock, convertible into Common Shares or other Capital Securities of the Company, represented by the Depositary Shares evidenced by such Receipts, into the number of whole Common Shares or whole number of shares of other Capital Securities of the Company as are issuable, as provided in the Certificate of Amendment, upon conversion of such shares of the Preferred Stock at the conversion rate (as such term is defined in the Certificate of Amendment) then in effect, as such conversion rate may be adjusted by the Company from time to time as provided in the Certificate of Amendment. Subject to the terms and conditions of this Deposit Agreement and the Certificate of Amendment, a Holder of a Receipt or Receipts evidencing Depositary Shares representing whole or fractional shares of Preferred Stock may surrender such Receipt or Receipts to the Depositary at the Corporate Office or to such Agent as the Depositary may designate for such purpose, together with a notice of conversion thereof duly completed and executed (a "Notice of Conversion"), and any payment in respect of
                           ------ -- ----------
dividends required by the fifth paragraph of this Section 2.11, thereby directing the Depositary to instruct the Company to cause the conversion of the number of shares or fractions thereof of underlying Preferred Stock specified in such Notice of Conversion into whole Common Shares or a whole number of shares of other Capital Securities of the Company. In the event that a Holder delivers to the Depositary for conversion a Receipt or Receipts which in the aggregate are convertible into (i) less than one whole Common Share or any number of whole Common Shares plus an excess constituting less than one whole Common Share or
(ii) less than one whole share of such other Capital Securities or any whole number of shares of such other Capital Securities plus an excess constituting less than one whole share of such other Capital Securities, except as otherwise provided in the Certificate of Amendment, the Holder shall receive payment in lieu of such fractional Common Shares or fractional number of shares of such other Capital Securities otherwise issuable in accordance with the last paragraph of this Section 2.11. If more than one Receipt shall be delivered for conversion at one time by the same Holder, the number of whole Common Shares or the whole number of such other Capital Securities issuable upon conversion thereof, as the case may be, shall be computed on the basis of the aggregate number of Receipts so delivered.

          Upon receipt by the Depositary of one or more Receipts, together with a duly completed and executed Notice of Conversion, the Depositary shall, on the date of receipt of such Notice of Conversion, instruct the Company (i) to cause the conversion of the Depositary Shares evidenced by the Receipts so surrendered for conversion as specified in the Notice of Conversion and (ii) to cause the delivery to the Holder or Holders of such Receipts of a certificate or certificates evidencing the number of whole Common Shares or the whole number of shares of such other Capital Securities and the amount of money, if any, to be delivered to the Holders of Receipts surrendered for conversion in payment of any fractional Common Shares or of any fractional number of shares of such other Capital Securities otherwise issuable, as the case may be, in accordance with the Certificate of Amendment. The Company shall, as promptly as practicable after receipt thereof, cause the delivery to such Holder or Holders of (i) a certificate or certificates evidencing the number of whole Common Shares or the whole number of shares of such other Capital Securities into or for which the Preferred Stock represented by the Depositary Shares evidenced by such Receipt or Receipts has been converted and (ii) any money or other property to which the Holder or Holders are entitled, in accordance with the Certificate of Amendment. The person or persons in whose name or names any certificate or certificates for Common Shares or for shares of such other Capital Securities shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the Common Shares or the shares of other Capital Securities represented thereby at the close of business on the date such Receipt or Receipts shall have been surrendered to and a Notice of Conversion received by the Depositary, unless the stock transfer books of the Company shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record on the next succeeding day on which such stock transfer books are open. Upon such conversion, the Depositary (i) shall deliver to the Holder a new Receipt evidencing the number of Depositary Shares, if any, which such Holder has elected not to convert in excess of the number of Depositary Shares representing Preferred Stock which has been so converted, (ii) shall cancel the Depositary Shares evidenced by Receipts surrendered for conversion, and (iii) shall deliver for cancellation to the transfer agent for the Preferred Stock the shares of Preferred Stock represented by the Depositary Shares evidenced by the Receipts so surrendered and so converted, as the case may be.

          If any Preferred Stock which is convertible at the option of the holder thereof into Common Shares or other Capital Securities of the Company shall be called by the Company for redemption or conversion at the option of the Company pursuant to Section 2.03 or Section 2.04, as the case may be, the Depositary Shares representing such Preferred Stock may be converted into Common Shares or other Capital Securities at the option of the holder, unless otherwise specified in the Certificate of Amendment, as provided above until and including, but not after, the close of business on the Redemption Date or Conversion Date, as the case may be, unless the Company shall default in making payment of the redemption price or issuing the Common Shares or shares of other Capital Securities or making the final dividend payments thereon, as the case may be. Upon receipt by the Depositary of a Receipt or Receipts representing any Preferred Stock called for redemption or conversion at the option of the Company pursuant to Section 2.03 or Section 2.04, as the case may be, together with a properly completed and executed Notice of Conversion, the shares of Preferred Stock held by the Depositary represented by such Depositary Shares as to which conversion is requested pursuant to this Section 2.11 shall be deemed to have been received by the Company to effect such conversion.

          Upon any conversion of the Preferred Stock underlying the Depositary Shares at the option of the Holder of the Receipts evidencing such Depositary Shares, to the extent provided in the Certificate of Amendment, no allowance, adjustment, or payment shall be made with respect to accrued dividends upon such Preferred Stock, except that if any Holder of a Receipt surrenders such Receipt with instructions to the Depositary for conversion of the underlying Preferred Stock evidenced thereby during the period between the opening of business on any dividend record date and the close of business on the corresponding dividend payment date (except shares then called for redemption or conversion at the option of the Company pursuant to Section 2.03 or Section 2.04, as the case may
be), such Receipt must be accompanied by a payment equal to the dividend thereon, if any, which the Holder of such Receipt is entitled to receive on such dividend payment date in respect of the underlying Preferred Stock to be converted.

          Upon the conversion of any shares of Preferred Stock for which a duly completed and executed Notice of Conversion has been received by the Depositary, unless otherwise specified in the Certificate of Amendment, all dividends in respect of such Depositary Shares shall cease to accrue, such Depositary Shares shall be deemed no longer outstanding, all rights of the Holder of the Receipt with respect to such Depositary Shares (except the right to receive the Common Shares or other Capital Securities of the Company, any cash payable with respect to any fractional Common Shares or fractional number of shares of such other Capital Securities, as the case may be, as provided herein and any cash payable on account of accrued dividends in respect of the Preferred Stock so converted and any Receipts evidencing Depositary Shares not so converted) shall terminate, and the Receipt evidencing such Depositary Shares shall be cancelled in accordance with Section 2.10 hereof.

          No fractional Common Shares or fractional number of shares of other Capital Securities, as the case may be, shall be issuable upon conversion of Preferred Stock underlying the Depositary Shares. If, except for the provisions of this Section 2.11 and the Certificate of Amendment, any Holder of Receipts surrendered to the Depositary for conversion of the underlying Preferred Stock would be entitled to a fractional share of such Common Share or a fractional share of such other Capital Securities, as the case may be, upon such conversion, the Company shall cause to be delivered to such Holder an amount in cash for such fractional share determined in accordance with the Certificate of Amendment.

          If the the Common Shares and shares of other Capital Securities, any money and other property and any new Receipts deliverable upon conversion are to be delivered to a person or persons other than the Holder of the Receipt or Receipts being delivered for conversion of Preferred Stock, such Holder shall execute and deliver to the Depositary a written order (which may be included in the Notice of Conversion) so directing the Depositary, and the Depositary may require that the Receipt or Receipts delivered by such Holder for conversion of such shares of Preferred Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer or endorsement in blank; provided,
                                                                  --------
however, that the Holder of such Receipt shall pay the amount of any tax or
- -------
other governmental charge due (only if such tax would not be payable if the Preferred Stock were to be delivered to the Holder) but otherwise the Company shall pay any such tax or other governmental charge due.

          SECTION 2.12.  Redemption of Preferred Stock at the Option of the
                         --------------------------------------------------
Holder.  It is understood and agreed that the Depositary Shares are not
- ------
redeemable at the option of the Holder. Nevertheless, as a matter of convenience, in the event that the Depositary Shares evidence Preferred Stock redeemable at the option of the holder thereof, as set forth in the Certificate of Amendment, the Company hereby agrees to cause the Depositary to accept (or to cause its Agent to accept) and the Depositary hereby agrees to accept (or to cause its Agent to accept) the delivery of Receipts for the purpose of effecting redemptions of the Preferred Stock utilizing the same procedures as those provided for delivery of Preferred Stock certificates to effect such redemptions in accordance with the terms and conditions of the Certificate of Amendment; provided, however, that only whole Depositary
                              --------  -------
Shares may be so submitted for redemption.

          Receipts may be surrendered with written instructions to the Depositary to instruct the Company to cause, on the applicable redemption date, the redemption of any specified number of whole or fractional shares of redeemable Preferred Stock represented by the Depositary Shares evidenced by such Receipts at the redemption price per Depositary Share equal to the applicable fraction of the redemption price per share paid in respect of the shares of the deposited Preferred Stock so redeemed, plus any other money and other property, if any, represented by each such Depositary Share, including, to the extent provided in the Certificate of Amendment, an amount equal to any accumulated or accrued and unpaid dividends thereon to the date of such redemption. Subject to the terms and conditions of this Deposit Agreement and the Certificate of Amendment, a Holder of a Receipt or Receipts evidencing Depositary Shares representing whole or fractional shares of Preferred Stock may surrender such Receipt or Receipts to the Depositary at the Corporate Office or to such Agent as the Depositary may designate for such purpose, together with a notice of redemption thereof duly completed and executed (a "Notice of
                                                             ------ --
Redemption") and any payment in respect of dividends required by the fifth
- ----------
paragraph of this Section 2.12, thereby directing the Depositary to instruct the Company to cause the redemption of the number of shares or fractions thereof of underlying Preferred Stock specified in such Notice of Redemption. If more than one Receipt shall be delivered for redemption at one time by the same Holder, the amount of money payable upon redemption thereof shall be computed on the basis of the aggregate number of Receipts so delivered.

          Upon receipt by the Depositary of one or more Receipts, together with a duly completed and executed Notice of Redemption, the Depositary shall, on the date of receipt of such Notice of Redemption, instruct the Company (i) to cause the redemption of the Depositary Shares evidenced by the Receipts so surrendered for redemption as specified in the Notice of Redemption and (ii) to cause the delivery to the Holder or Holders of such Receipts of the amount of money to be delivered to the Holders of Receipts surrendered for redemption, in accordance with the Certificate of Amendment. The Company shall, as promptly as practicable after receipt thereof, cause the delivery to such Holder or Holders of (i) the amount of money into or for which the Preferred Stock represented by the Depositary Shares evidenced by such Receipt or Receipts has been redeemed and (ii) any money or other property to which the Holder or Holders are entitled, in accordance with the Certificate of Amendment. Upon such redemption, the Depositary (i) shall deliver to the Holder a new Receipt evidencing the number of Depositary Shares, if any, which such Holder has elected not to redeem in excess of the number of Depositary Shares representing Preferred Stock which has been so redeemed, (ii) shall cancel the Depositary Shares evidenced by Receipts surrendered for redemption and (iii) shall deliver for cancellation to the transfer agent for the Preferred Stock the shares of Preferred Stock represented by the Depositary Shares evidenced by the Receipts so surrendered and so redeemed, as the case may be.

          If any Preferred Stock which is redeemable at the option of the holder thereof shall be called by the Company for redemption or conversion at the option of the Company pursuant to Section 2.03 or Section 2.04, as the case may be, the Depositary Shares representing such Preferred Stock may be redeemed at the option of the holder, unless otherwise specified in the Certificate of Amendment, as provided above until and including, but not after, the close of business on the Redemption Date or Conversion Date, as the case may be, unless the Company shall default in making payment of the redemption price or issuing the Common Shares or shares of other Capital Securities or making the final dividend payments thereon, as the case may be. Upon receipt by the Depositary of a Receipt or Receipts representing any Preferred Stock called for redemption or conversion at the option of the Company pursuant to Section 2.03 or Section 2.04, as the case may be, together with a properly completed and executed Notice of Redemption, the shares of Preferred Stock held by the Depositary represented by such Depositary Shares as to which redemption is requested pursuant to this
Section 2.12 shall be deemed to have been received by the Company to effect such conversion.

          Upon any redemption at the option of the holder of the Preferred Stock underlying the Depositary Shares, to the extent provided in the Certificate of Amendment, an allowance, adjustment, or payment shall be made with respect to accrued dividends upon such Preferred Stock, and if any Holder of a Receipt surrenders such Receipt with instructions to the Depositary for redemption of the underlying Preferred Stock evidenced thereby during the period between the opening of business on any dividend record date and the close of business on the corresponding dividend payment date, if such Holder shall be entitled to receive the dividend payable on such dividend payment date such Receipt must be accompanied by a payment equal to the dividend to accrue thereon for the period from such redemption date to such dividend payment date.

          Upon the redemption of any shares of Preferred Stock for which a duly completed and executed Notice of Redemption has been received by the Depositary, unless otherwise specified in the Certificate of Amendment, all dividends in respect of such Depositary Shares shall cease to accrue, such Depositary Shares shall be deemed no longer outstanding, all rights of the Holder of the Receipt with respect to such Depositary Shares (except the right to receive the amount of money payable upon such redemption and any cash payable on account of accrued dividends in respect of the Preferred Stock so redeemed and any Receipts evidencing Depositary Shares not so redeemed) shall terminate, and the Receipt evidencing such Depositary Shares shall be cancelled in accordance with Section
2.10 hereof.


                                  ARTICLE III

           CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS AND THE COMPANY

          SECTION 3.01.  Filing Proofs, Certificates, and Other Information.
                         --------------------------------------------------
Any Holder may be required from time to time to file such proof of residence or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary or proper. The Depositary or the Company may withhold or delay the delivery, registration of transfer, or exchange of any Receipt, the withdrawal of the Preferred Stock represented by the Depositary Shares evidenced by any Receipt, the distribution of any dividend or other distribution, the sale of any rights or of the proceeds thereof, the payment of the redemption price upon redemption in accordance with Section 2.03, the delivery of Capital Securities or other debt securities upon conversion in accordance with Section 2.04, the exercise of any conversion right referred to in Section 2.11 hereof or the delivery of any Common Shares or other Capital Securities of the Company upon such conversion, the exercise of any redemption right referred to in Section 2.12 or the payment of the redemption price upon such redemption until such proof or other information is filed, such certificates are executed or such representations and warranties are made.

          SECTION 3.02.  Payment of Fees and Expenses.  Holders of Receipts
                         ----------------------------
shall be obligated to make payments to the Depositary of certain fees and expenses in respect of requested duties not required to be performed under this Deposit Agreement, as provided in Section 5.07, or provide evidence reasonably satisfactory to the Depositary that such fees and expenses have been paid.
Until such payment is made, transfer of any Receipt or any withdrawal of the Preferred Stock or money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused, any dividends, interest payments, or other distribution may be withheld, any conversion or redemption right may be refused and any part or all of the Preferred Stock or other property represented by the Depositary Shares evidenced by such Receipt may be sold for the account of the Holder thereof (after attempting by reasonable means to obtain such payment prior to such sale); provided, however,
                                                             --------  -------
that notice of such sale shall be sent by the Depositary to such Holder. Any dividends, interest payments, or other distribution so withheld and the proceeds of any such sale may be applied to any payment of such fees or expenses, the Holder of such Receipt remaining liable for any deficiency.

          SECTION 3.03.  Representations and Warranties as to Preferred Stock
                         ----------------------------------------------------
and Depositary Shares.  The Company hereby represents and warrants that (i) the
- ---------------------
shares of Preferred Stock deposited hereunder have been duly authorized and, when issued and deposited hereunder, will be validly issued, fully paid and nonassessable, (ii) the Depositary Shares have been duly authorized and, when the Receipts are executed by the Depositary or duly countersigned by an authorized signatory of the Registrar as provided in Section 2.01, such Depositary Shares will represent legal and valid interests in the Preferred Stock deposited hereunder, and (iii) all corporate action required to be taken for the authorization, issuance and delivery of such Preferred Stock and Depositary Shares has been validly taken. Such representations and warranties shall survive the deposit of the Preferred Stock and the issuance of Receipts.

          SECTION 3.04.  Covenants and Representation and Warranty as to Common
                         ------------------------------------------------------
Shares and Other Capital Securities.  In the event that the Depositary Shares
- -----------------------------------
evidence

Preferred Stock convertible into Common Shares or other Capital Securities, the Company covenants that it will give written notice to the Depositary of any adjustments in the conversion price made pursuant to the Certificate of Amendment and that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Shares or other Capital Securities or shares held in its treasury or both, for the purpose of effecting the conversion of the shares of such series of Preferred Stock, the full number of shares of Common Shares or other Capital Securities then deliverable upon the conversion of all outstanding shares of such series. The Company hereby represents and warrants that the Common Shares and other Capital Securities issuable upon conversion of the Preferred Stock, when issued, will be duly authorized, validly issued, fully paid, and nonassessable. Such representation and warranty shall survive the conversion of the Preferred Stock into such Common Shares and other Capital Securities.

          SECTION 3.05.  Representation and Warranty as to Debt Securities.  The
                         -------------------------------------------------
Company hereby represents and warrants that the debt securities issuable upon conversion of the Preferred Stock, when issued, will be duly authorized and constitute legal, valid, and binding obligations of the Company in accordance with their terms and the applicable indenture, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, or other similar laws now or hereinafter in effect affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). Such representation and warranty shall survive the conversion of the Preferred Stock into such debt securities.


                                   ARTICLE IV

                          THE PREFERRED STOCK; NOTICES

          SECTION 4.01.  Cash Distributions.  Whenever the Depositary shall
                         ------------------
receive any cash dividend or other cash distribution on the deposited Preferred Stock, the Depositary shall, subject to Article II and to Sections 3.01 and 3.02, distribute to Holders of Receipts on the record date fixed pursuant to
Section 4.04 such amounts of such sum as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such Holders; provided, however, that in case the Company or
                               --------  -------
the Depositary shall withhold from any cash dividend or other cash distribution in respect of the Preferred Stock represented by the Receipts held by any Holder an amount on account of taxes or as otherwise required by law, regulation or court order, the amount made available for distribution or distributed in respect of Depositary Shares represented by such Receipts subject to such withholding shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any Holder of Depositary Shares a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by the Depositary for distribution to Holders of Receipts then outstanding.

          SECTION 4.02.  Distributions Other than Cash.  Whenever the Depositary
                         -----------------------------
shall receive any distribution other than cash on the deposited Preferred Stock, the Depositary shall, subject to Article II and to Sections 3.01 and 3.02, distribute to Holders of Receipts on the record date fixed pursuant to Section
4.04 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such Holders, in any manner that the Depositary and the Company may deem equitable and practicable for accomplishing such distribution. If, in the opinion of the Depositary after consultation with the Company, such distribution cannot be made proportionately among such Holders, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes or as otherwise required by law, regulation, or court order), the Depositary deems, after consultation with the Company, such distribution not to be feasible, the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the public or private sale of the securities or property thus received, or any part thereof, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall be distributed or made available for distribution, as the case may be, by the Depositary to Holders of Receipts as provided by Section 4.01 in the case of a distribution received in cash. The Company shall not make any distribution of such securities or property to the Holders of Receipts unless the Company shall have provided to the Depositary an opinion of counsel stating that such securities or property have been registered under the Securities Act or do not need to be registered.

          SECTION 4.03.  Subscription Rights, Preferences, or Privileges.  If
                         -----------------------------------------------
the Company shall at any time offer or cause to be offered to the persons in whose names Preferred Stock is registered on the books of the Company any rights, preferences, or privileges to subscribe for or to purchase any securities or any rights, preferences, or privileges of any other nature, such rights, preferences, or privileges shall, if the Company so directs, in each such instance be made available by the Depositary to the Holders in such manner as the Company shall instruct (including by the issue to such Holders of warrants representing such rights, preferences or privileges); provided,
                                                               --------
however, that (a) if at the time of the issuance or offering of any such rights,
- -------
preferences, or privileges the Company determines that it is not lawful or feasible to make such rights, preferences or privileges available to some or all Holders of Receipts (by the issue of warrants or otherwise) or (b) if and to the extent instructed by Holders who do not desire to exercise such rights, preferences or privileges, the Depositary shall, if so instructed by the Company, and if applicable laws or the terms of such rights, preferences or privileges so permit, sell such rights, preferences, or privileges of such Holders at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Sections 3.01 and 3.02, be distributed by the Depositary as provided by Section
4.01 in the case of a distribution received in cash to such Holders of Receipts as are entitled thereto. The

Company shall not make any distribution of such rights, preferences, or privileges, unless the Company shall have provided to the Depositary an opinion of counsel stating that such rights, preferences, or privileges have been registered under the Securities Act or do not need to be registered.

          If registration under the Securities Act of any securities to which any rights, preferences, or privileges relate is required in order for Holders to be offered or sold the securities to which such rights, preferences or privileges relate, the Company agrees that it will promptly file a registration statement pursuant to the Securities Act with respect to such rights, preferences or privileges and securities and use all reasonable efforts to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such Holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the Holders of Receipts any right, preference, or privilege to subscribe for or to purchase any securities unless and until such a registration statement shall have become effective or unless the offering and sale of such securities to such Holders are exempt from registration under the provisions of the Securities Act, and the Company shall have provided to the Depositary an opinion of counsel to such effect.

          If any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent, or permit is required in order for such rights, preferences, or privileges to be made available to Holders, the Company agrees to use all reasonable efforts to take such action or obtain such authorization, consent, or permit sufficiently in advance of the expiration of such rights, preferences, or privileges to enable such Holders to exercise such rights, preferences, or privileges.

          SECTION 4.04.  Notice of Dividends; Fixing of Record Date for Holders
                         ------------------------------------------------------
of Receipts.  Whenever any cash dividend or other cash distribution shall become
- -----------
payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall at any time be offered, with respect to the Preferred Stock, or whenever the Depositary shall receive notice of (i) any meeting at which holders of Preferred Stock are entitled to vote or of which they are entitled to notice or (ii) any election on the part of the Company but not a Holder to redeem or convert any shares of Preferred Stock, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Preferred Stock) for the determination of the Holders who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale of such rights, preferences or privileges, to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting, or whose Depositary Shares are to be so redeemed or converted.

          SECTION 4.05.  Voting Rights.  Upon receipt of notice of any meeting
                         -------------
at which the holders of Preferred Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the Holders of Receipts a notice, which shall be provided by the Company and which shall contain (i) such information as is contained in such notice of meeting, (ii) a statement that the Holders of Receipts at the close of business on a specified record date fixed pursuant to Section 4.04 will be entitled, subject to any applicable provision of law, the Articles of Incorporation or the Certificate of Amendment, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Preferred Stock represented by their respective Depositary Shares (including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Company) and (iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of a Holder of a Receipt on such record date, the Depositary shall, to the extent practicable, vote or cause to be voted the amount of Preferred Stock represented by the Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. The Company hereby agrees to take all reasonable action that may be deemed necessary by the Depositary in order to enable the Depositary to vote such Preferred Stock or cause such Preferred Stock to be voted. In the absence of specific instructions from the Holder of a Receipt, the Depositary will abstain from voting to the extent of the Preferred Stock represented by the Depositary Shares evidenced by such Receipt. The Depositary shall not be required to exercise discretion in voting any Preferred Stock represented by the Depositary Shares evidenced by such Receipt.

          SECTION 4.06.  Changes Affecting Preferred Stock and
                         -------------------------------------
Reclassifications, Recapitalizations, etc.  Upon any change in the par value, or
- -----------------------------------------
upon any split-up, combination or any other reclassification, of the Preferred Stock, or upon any recapitalization, reorganization, merger, amalgamation or consolidation affecting the Company or to which it is a party or the sale of all or substantially all of the Company's assets, the Depositary shall, upon the instructions of the Company, treat any shares of stock or other securities or property (including cash) that shall be received by the Depositary in exchange for or upon conversion of or in respect of the Preferred Stock as new deposited property under this Deposit Agreement, and Receipts then outstanding shall thenceforth represent the proportionate interests of Holders thereof in the new deposited property so received in exchange for or upon conversion of or in respect of such Preferred Stock. In any such case the Depositary may, in its discretion, with the approval of the Company, execute and deliver additional Receipts, or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited property. Anything to the contrary herein notwithstanding, Holders of Receipts shall have the right from and after the effective date of any such change in par value, or upon any such split-up, combination, or other reclassification, of the Preferred Stock or any such recapitalization, reorganization, merger, amalgamation, or consolidation affecting the Company, or sale of all or substantially all of the Company's assets to surrender such Receipts to the Depositary with instructions to convert or surrender the Preferred Stock represented thereby only into or for, as the case may be, the kind and amount of shares of stock and other securities and property and cash into which the Preferred Stock represented by such Receipts might have been converted or for which such Preferred Stock might have been exchanged or surrendered immediately prior to the effective date of such transaction.

          SECTION 4.07.  Inspection of Reports.  The Depositary shall make
                         ---------------------
available for inspection by Holders of Receipts at the Corporate Office and at such other places as it may from time to time deem advisable during normal business hours any reports and communications received from the Company that are both received by the Depositary as the holder of Preferred Stock and made generally available to the holders of Preferred Stock.

          SECTION 4.08.  Lists of Receipt Holders.  Promptly upon request from
                         ------------------------
time to time by the Company, the Depositary shall furnish to the Company a list, as of a recent date specified by the Company, of the names, addresses and holdings of Depositary Shares of all persons in whose names Receipts are registered on the books of the Depositary.

          SECTION 4.09.  Tax and Regulatory Compliance.  The Depositary shall be
                         -----------------------------
responsible for (i) preparation and mailing of form 1099s (or successor forms) for all open and closed accounts, (ii) foreign tax withholding, (iii) withholding of tax on dividends payable to eligible Holders of Receipts, (iv) mailing W-9 forms (or successor forms) to new Holders of Receipts without a certified taxpayer identification number, (v) processing certified W-9 forms (or successor forms), (vi) preparation and filing of state information returns, and
(vii) escheatment services.

        SECTION 4.10.  Withholding.  Notwithstanding any other provision of this
                       -----------
Deposit Agreement, in the event that the Depositary determines that any distribution in property is subject to any tax that the Depositary is obligated to withhold, the Depositary may, after consultation with the Company, dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale at such place or places and upon such terms as it shall deem proper after consultation with the Company, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders of Receipts entitled thereto in proportion to the number of Depositary Shares held by them respectively.


                                   ARTICLE V

                         THE DEPOSITARY AND THE COMPANY

          SECTION 5.01.  Maintenance of Offices, Agencies and Transfer Books by
                         ------------------------------------------------------
the Depositary and the Registrar.  Upon execution of this Deposit Agreement in
- --------------------------------
accordance with its terms, the Depositary shall maintain at the Corporate Office facilities for the execution and delivery, transfer, surrender and exchange, split-up, combination, conversion and redemption of Receipts and deposit and withdrawal of Preferred Stock and at the offices of any Agent, facilities for the delivery, transfer, surrender and exchange, split-up, combination, conversion and redemption of Receipts and deposit and withdrawal of Preferred Stock, all in accordance with the provisions of this Deposit Agreement.

          The Depositary shall keep books at the Corporate Office for the registration and transfer of Receipts, which books shall be open at all reasonable times for inspection by the Holders of Receipts, as provided by and in accordance with the requirements of applicable law. The Depositary shall consult with the Company upon receipt of any request for inspection. The Depositary may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

          If the Receipts or the Depositary Shares evidenced thereby or the Preferred Stock represented by such Depositary Shares shall be listed on any stock exchange, and if required by any such stock exchange, the Depositary shall appoint, at the expense of the Company, a Registrar (acceptable to the Company) for registry of Receipts or Depositary Shares in accordance with the requirements of such exchange. Such Registrar (which may be the Depositary if so permitted by such exchange) may be removed, and a substitute registrar appointed, by the Depositary upon the request or with the approval of the Company.

          [The Company hereby also appoints the Depositary as Registrar and transfer agent in respect of the Receipts, and the Depositary hereby accepts such appointments.]

          SECTION 5.02.  Prevention of or Delay in Performance by the
                         --------------------------------------------
Depositary, Any Agent, the Registrar, or the Company.  Neither the Depositary,
- ----------------------------------------------------
any Agent, any Registrar nor the Company shall incur any liability to any Holder of any Receipt, if by reason of any provision of any present or future law or regulation thereunder of the United States of America or of any other governmental authority, or by reason of any present or future provision of the Articles of Incorporation or the Certificate of Amendment, or by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, any Agent, the Registrar or the Company shall be prevented or forbidden from doing or performing any act or thing that the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Agent, any Registrar, or the Company incur any liability to any Holder of a Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing that the terms of this Deposit Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement except, in case of any such exercise or failure to exercise discretion not caused as aforesaid, if caused by the gross negligence or willful misconduct of the party charged with such exercise or failure to exercise.

          SECTION 5.03.  Obligations of the Depositary, Any Agent, the
                         ---------------------------------------------
Registrar, and the Company.  Neither the Depositary, any Agent, any Registrar
- --------------------------
nor the Company assumes any obligation or shall be subject to any liability under this Deposit Agreement or any Receipt to Holders of Receipts so long as each of them acts in good faith in the performance of such duties as are specifically set forth in this Deposit Agreement.

          Neither the Depositary, any Agent, any Registrar nor the Company shall be under any obligation to appear in, prosecute, or defend any action, suit, or other proceeding with respect to deposited Preferred Stock, Depositary Shares, or Receipts that in its opinion may subject it to expense or liability, unless indemnity satisfactory to it against all such expense and liability be furnished.

          To the fullest extent permitted by law, neither the Depositary, any Agent, any Registrar nor the Company shall be liable for any action taken or any failure to act in reliance upon the written advice of legal counsel, or the written advice of or information provided by any accountant, any Holder of a Receipt or any other person believed by it in good faith to be competent to give such advice or information. The Depositary, any Agent, any Registrar and the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

          In the event the Depositary shall receive conflicting claims, requests, or instructions from any Holders of Receipts, on the one hand, and the Company, on the other hand, the Depositary shall be entitled to act on such claims, requests, or instructions received from the Company, and shall be entitled to the full indemnification set forth in Section 5.06 hereof in connection with any action so taken, except for any liability, costs or expenses incurred by the Depository arising out of negligence or bad faith on its part.

          The Depositary shall not be responsible for any failure to carry out any instruction to vote any of the Preferred Stock or for the manner or effect of any such vote, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the Depositary. The Depositary undertakes, and any Registrar shall be required to undertake, to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no covenants or obligations shall be implied against the Depositary or any Registrar. The Depositary, its parents, affiliates, or subsidiaries, any Agent, and any Registrar may own, buy, sell or deal in any class of securities of the Company and its affiliates and in Receipts or Depositary Shares or become pecuniarily interested in any transaction in which the Company or its affiliates may be interested or contract with or lend money to or otherwise act as fully or as freely as if it were not the Depositary, any Agent, or the Registrar hereunder. The Depositary may also act as transfer agent or registrar of any of the securities of the Company and its affiliates or act in any other capacity for the Company or its affiliates.

          It is intended that neither the Depositary nor any Agent shall be deemed to be an "issuer" of the securities under the federal securities laws or applicable state securities laws, it being expressly understood and agreed that the Depositary and any Agent are acting only in a ministerial capacity as Depositary for the Preferred Stock; provided, however, that the Depositary
                                    --------  -------
agrees to comply with all information reporting and withholding requirements applicable to it under law or this Deposit Agreement in its capacity as Depositary.

          Neither the Depositary (or its officers, directors, employees, or agents) nor any Agent makes any representation or has any responsibility as to the validity of any registration statement pursuant to which the Depositary Shares are registered under the Securities Act, the Preferred Stock, the Depositary Shares, the Receipts (except as to the authenticity of its countersignature thereon) or any instruments referred to therein or herein, or as to the correctness of any statement made therein or herein; provided, however, that the Depositary is
                                  --------  -------
responsible for its representations in this Deposit Agreement.

          SECTION 5.04.  Resignation and Removal of the Depositary; Appointment
                         ------------------------------------------------------
of Successor Depositary.  The Depositary may at any time resign as Depositary
- -----------------------
hereunder by notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and the acceptance of such appointment as hereinafter provided.

          The Depositary may at any time be removed by the Company by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor depositary and the acceptance of such appointment as hereinafter provided.

          In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor depositary, which shall be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000. If a successor depositary shall not have been appointed within 60 days after delivery of such notice, the resigning or removed Depositary may petition a court of competent jurisdiction to appoint a successor depositary. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall promptly execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Preferred Stock and any moneys or property held hereunder to such successor and shall deliver to such successor a list of the Holders of all outstanding Receipts and all records, books and other information relating thereto. Any successor depositary shall promptly mail notice of its appointment to the Holders of Receipts.

          Any corporation into or with which the Depositary may be merged, consolidated, or converted shall be the successor Depositary without the execution or filing of any document or any further act. Such successor depositary may execute the Receipts either in the name of the predecessor depositary or in the name of the successor depositary.

          SECTION 5.05.  Corporate Notices and Reports.  The Company agrees that
                         -----------------------------
it will deliver to the Depositary, and the Depositary will, promptly after receipt thereof, transmit to the Holders of Receipts, in each case at the address recorded in the Depositary's books, copies of all notices and reports (including financial statements) required by law, by the rules of any national securities exchange upon which the Preferred Stock, the Depositary Shares or the Receipts may be listed or by the Articles of Incorporation and the Certificate of Amendment to be furnished by the Company to holders of Preferred Stock. Such transmission will be at the Company's expense, and the Company will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request. In addition, the Depositary will transmit to the Holders of Receipts at the Company's expense such other documents as may be requested by the Company.

          SECTION 5.06.  Indemnification by the Company.  The Company agrees to
                         ------------------------------
indemnify the Depositary, any Agent, and any Registrar against, and hold each of them harmless from, any liability, costs, and expenses (including reasonable attorneys' fees) that may arise out of, or in connection with, its acting as Depositary, Agent, or Registrar, respectively, under this Deposit Agreement and the Receipts, except for any liability arising out of negligence or bad faith on the part of any such entity. The obligations of the Company set forth in this
Section 5.06 shall survive any succession of any Depositary, Registrar, or Agent or termination of this Deposit Agreement.

          SECTION 5.07.  Taxes, Charges, Fees, and Expenses.  The Company shall
                         ----------------------------------
pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Other than payment of any tax or other governmental charge due upon the issuance of Common Shares or other securities of the Company issuable upon conversion of the Preferred Stock at the option of the holder thereof pursuant to Section 2.11 or upon delivery of Preferred Stock and the money and/or other property being withdrawn pursuant to
Section 2.07 to a person other than the Holder as specified in the Notice of Conversion relating thereto or in the written order delivered to the Depositary by the Holder, the Company will pay any and all issue and other taxes (other than taxes based on gross or net income) and governmental charges that may be payable in respect of any issue or delivery of Common Shares or other securities of the Company on conversion or withdrawal of the Preferred Stock. The Company will also pay any and all issue and other taxes (other than taxes based on gross or net income) and governmental charges that may be payable in respect of any issue or delivery of Common Shares or other securities of the Company on conversion of the Preferred Stock at the option of the Company pursuant to
Section 2.04. All other transfer and other taxes and governmental charges shall be at the expense of Holders of Depositary Shares.

          The Company shall pay all charges of the Depositary in connection with the initial deposit of the Preferred Stock and the initial issuance of the Depositary Shares evidenced by the Receipts (including, without limitation, temporary and definitive Receipts), any redemption or conversion of the Preferred Stock at the option of the Company, any redemption or conversion of the Preferred Stock at the option of Holders, and all withdrawals of Preferred Stock by Holders. If a Holder of Receipts requests the Depositary to perform duties not required under this Deposit Agreement, the Depositary shall notify the Holder of the cost of such performance of such duties before performing such duties, and such Holder will be liable for the charges and expenses related to such performance. Except as otherwise provided herein, all other reasonable fees and expenses of the Depositary and any Depositary's Agent hereunder and of any Registrar (including, in each case, reasonable fees and expenses of counsel) incident to the performance of their respective obligations hereunder will be paid upon consultation and agreement between the Depositary and the Company as to the amount and nature of such fees and expenses. The Depositary shall present its statement for fees and expenses to the Company once every three months or at such other intervals as the Company and the Depositary may agree. The Depositary shall have no right to deduct from any distribution to be made to the Holders any amount payable to the Depositary by the Company.


                                   ARTICLE VI

                           AMENDMENT AND TERMINATION

          SECTION 6.01.  Amendment.  The form of the Receipts and any provision
                         ---------
of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect that they may deem necessary or desirable; provided, however, that no such amendment which
                              --------  -------
(i) shall materially and adversely alter the rights of the Holders of Receipts

(provided, however, that any change in the fees of any Depositary, Registrar, or
- ---------  -------
transfer agent shall not be deemed to materially and adversely alter the rights of such Holders) or (ii) would be materially and adversely inconsistent with the rights granted to the holders of the Preferred Stock pursuant to the Certificate of Amendment shall be effective unless such amendment shall have been approved by the Holders of at least a majority of the Depositary Shares then outstanding. Any amendment that shall impose any fees, taxes, or charges (other than fees and charges provided for herein or in the Receipts), or that shall otherwise prejudice any substantial existing right of Holders of Receipts, shall not become effective as to Receipts until the expiration of 90 days after notice of such amendment shall have been given to the Holders. Every Holder of a Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by this Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder of any Receipt to surrender such Receipt and receive the Preferred Stock therefor, subject to the terms hereof.

          SECTION 6.02.  Termination.  This Deposit Agreement may be terminated
                         -----------
by the Company at any time upon not less than 60 days' prior written notice to the Depositary, in which case, upon a date that is not later than 30 days after the date of such notice, the Depositary shall deliver or make available for delivery to each Holder, upon surrender of such Holder's Receipt or Receipts, such number of whole shares of Preferred Stock represented by such Receipt or Receipts. In the event that such Receipt or Receipts should represent a fractional number of shares of Preferred Stock, the Depositary shall aggregate all such interests in fractional shares of Preferred Stock and, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting the distribution of such interests, including the public or private sale of the whole number of shares of Preferred Stock so aggregated, or any part thereof, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall be distributed or made available for distribution, as the case may be, by the Depositary to Holders of such Receipts evidencing an interest in fractional shares of Preferred Stock. If a Holder shall not have so surrendered such Holder's Receipt or Receipts in exchange for whole shares of Preferred Stock on or prior to the effective date of termination of this Deposit Agreement, such Holder shall for all purposes, including the payment of dividends, be deemed to be a Holder of the appropriate number of Depositary Shares previously represented by such Receipt or Receipts and shall thereafter surrender to the Company such Receipt or Receipts in exchange for whole shares of Preferred Stock. In the event that such Receipt or Receipts should represent an interest in fractional shares of Preferred Stock, the Company shall aggregate all such interests in fractional shares of Preferred Stock and adopt such method as it deems equitable and practicable for the purpose of effecting the distribution of such interest, including the public or private sale of the whole number of shares of Preferred Stock so aggregated, or any part thereof, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall be distributed by the Company to Holders of such Receipts evidencing an interest in fractional shares of Preferred Stock. Upon termination of this Deposit Agreement, the Depositary shall surrender to the Company any shares of Preferred Stock held by the Depositary and the Company shall hold such Preferred Stock for the benefit of the Holder of Receipts which previously represented such Preferred Stock.

          This Agreement shall automatically terminate after (i) all outstanding Depositary Shares shall have been redeemed pursuant to Section 2.03 or 2.12 or withdrawn pursuant to Section 2.06, (ii) in the event that the Depositary Shares represent Preferred Stock convertible into Common Shares, other Capital Securities or debt securities of the Company, each share of Preferred Stock shall have been converted into Common Shares, other Capital Securities or debt securities of the Company pursuant to Section 2.04 or 2.11 or (iii) there shall have been made a final distribution in respect of the Preferred Stock in connection with any liquidation, dissolution, or winding up of the Company and such distribution shall have been distributed to the Holders of Receipts pursuant to Section 4.01 or 4.02, as applicable.

          Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, any Depositary's Agent and any Registrar under Sections 5.06 and 5.07.

                                 ARTICLE VII

                                 MISCELLANEOUS

          SECTION 7.01.  Counterparts.  This Deposit Agreement may be executed
                         ------------
in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Deposit Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Deposit Agreement. Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary's Agents and shall be open to inspection during business hours at the Corporate Office and the respective offices of the Depositary's Agents, if any, by any Holder of a Receipt.

          SECTION 7.02.  Exclusive Benefits of Parties.  This Deposit Agreement
                         -----------------------------
is for the exclusive benefit of the parties hereto, including Holders of the Receipts, any Agent and Registrar, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

          SECTION 7.03.  Invalidity of Provisions.  In case any one or more of
                         ------------------------
the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced, or disturbed thereby.

          SECTION 7.04.  Notices.  Any and all notices to be given to the
                         -------
Company hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram, facsimile transmission, or other electronic means of communication confirmed by letter, addressed to the Company at:

          KeyCorp
          127 Public Square
          Cleveland, Ohio  44114-1306
          Attention:  Treasurer (with a copy to Secretary)
          Telephone No.:  216/689-3000
          Facsimile No.:  216/689-5681

or at any other address of which the Company shall have notified the Depositary in writing.

          Any notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram, facsimile transmission or other electronic means of communication confirmed by letter, addressed to the Depositary at the Corporate Office.

          Any notices given to any Holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram, facsimile transmission or other electronic means of communication, addressed to such Holder at the address of such Holder as it appears on the books of the Depositary or, if such Holder shall have filed with the Depositary in a timely manner a written request that notices intended for such Holder be mailed to some other address, at the address designated in such request.

          SECTION 7.05.  Holders of Receipts Are Parties.  The Holders of
                         -------------------------------
Receipts from time to time shall be deemed to be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of delivery thereof.

          SECTION 7.06.  Governing Law.  This Deposit Agreement and the Receipts
                         -------------
and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the law of the State of Ohio applicable to contracts made and to be performed entirely within such State.

          SECTION 7.07.  Inspection of Deposit Agreement and Certificate of
                         --------------------------------------------------
Amendment.  Copies of this Deposit Agreement and the Certificate of Amendment
- ---------
shall be filed with the Depositary and any Agent and shall be open to inspection by any Holder of a Receipt during business hours at the Corporate Office and the respective offices of any Agent.

          SECTION 7.08.  Headings.  The headings of articles and sections in
                         --------
this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or the Receipts or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

          IN WITNESS WHEREOF, KEYCORP and ____________________ have duly executed this Deposit Agreement as of the day and year first above set forth, and all HOLDERS of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.

                                    KeyCorp


                                    By:_______________________________
Attest:                                    Authorized Officer


                                    __________________________________


                                    By:_______________________________
Attest:                                    Authorized Signatory

                                                  Exhibit A to Warrant Agreement


                           [FORM OF FACE OF RECEIPT]

NUMBER  DEPOSITARY SHARES

         CERTIFICATE FOR NOT MORE THAN _____________ DEPOSITARY SHARES

TDR

                         RECEIPT FOR DEPOSITARY SHARES,
             EACH DEPOSITARY SHARE REPRESENTING [specify fraction]
       INTEREST IN ONE SHARE OF _________ PREFERRED STOCK, CLASS ____ OF

                                    KEYCORP
                INCORPORATED UNDER THE LAWS OF THE STATE OF OHIO

                                                               CUSIP ___________
                                             SEE REVERSE FOR CERTAIN DEFINITIONS

___________, as Depositary (the "Depositary"), hereby certifies that_________ is

the registered owner of                                        DEPOSITARY SHARES


("Depositary Shares"), each Depositary Share representing [specify fraction] of one share of _______ Preferred Stock, Class _, $1.00 par value (the "Preferred Stock"), of KEYCORP, a corporation duly organized and existing under the laws of the State of Ohio (the "Company"), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement dated as of ___________, 199_ (the "Deposit Agreement"), among the Company, the Depositary and the Holders from time to time of Receipts for Depositary Shares. By accepting this Receipt the Holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Receipt shall not be valid or obligatory for any purpose or be entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if executed in facsimile by the Depositary, countersigned by a Registrar in respect of the Receipts by the manual signature of a duly authorized officer thereof.

Dated:                                           Countersigned:


By  ____________________________                 By ____________________________
    Depositary                                       Registrar

                          [FORM OF REVERSE OF RECEIPT]

                                    KEYCORP

          KEYCORP WILL FURNISH WITHOUT CHARGE TO EACH REGISTERED HOLDER OF RECEIPTS WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND A COPY OF THE CERTIFICATE OF AMENDMENT WITH RESPECT TO THE ________ PREFERRED STOCK, CLASS ______ OF KEYCORP. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE DEPOSITARY NAMED ON THE FACE OF THIS RECEIPT.


          The following abbreviations when used in the instructions on the face of this receipt shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenant in common    UNIF GIFT MIN ACT - _______ Custodian _______
                                                       (Cust)            (Minor)

TEN ENT - as tenants by the    Under Uniform Gifts to Minors Act
          entireties

JT TEN -  as joint tenants with
          right of survivorship    ------------------------------------------
          and not as tenants in    (State)
          common

          Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT
                                   ----------

          For value received, ________________________________________  hereby sell(s), assign(s) and transfer(s) unto

     PLEASE INSERT SOCIAL SECURITY OR OTHER
      IDENTIFYING NUMBER OF ASSIGNEE


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
      PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE
                                  OF ASSIGNEE

- --------------------------------------------------------------------------------

______________________________________________________________ Depositary Shares

represented by the within Receipt, and do(es) hereby irrevocably constitute and appoint ____ Attorney to transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.

Dated _____________________
                                         ---------------------------------------
                                         NOTICE: The signature to the assignment
                                                 must correspond with the name
                                                 as written upon the face of
                                                 this Receipt in every
                                                 particular, without alteration
                                                 or enlargement or any change
                                                 whatever.